Exhibit 21.1


SUBSIDIARIES OF THE REGISTRANT
Effective as of March 15, 2006

         Name                                                       Jurisdiction
         ----                                                       ------------

American Biltrite (Canada) Ltd.                                           Canada
      200 Bank Street
Sherbrooke, Quebec J1H 4K3
      also doing business in Canada
      as Produits American Biltrite Ltee

American Biltrite Far East, Inc.                                        Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481

Majestic Jewelry, Inc.                                                  Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481

Ocean State Jewelry, Inc.                                           Rhode Island
      57 River Street
Wellesley Hills, Massachusetts 02481

K&M Associates L.P.                                                 Rhode Island
      425 Dexter Street
Providence, Rhode Island 02907

Aimpar, Inc.                                                            New York
      57 River Street
Wellesley Hills, Massachusetts 02481

ABTRE, Inc.                                                            Tennessee
      57 River Street
Wellesley Hills, Massachusetts 02481

Ideal Tape Co., Inc.                                                    Delaware
      1400 Middlesex Street
Lowell, Massachusetts 01851

American Biltrite Intellectual Properties, Inc.                         Delaware
      103 Foulk Road  Suite 200
Wilmington, Delaware 19803

K & M Trading (H.K.) Limited                                           Hong Kong
      20F Alexandra House
      16-20 Chater Road
Central Hong Kong

Congoleum Corporation                                                   Delaware
      3500 Quakerbridge Road
Mercerville, New Jersey 08619

ABItalia, Inc.                                                          Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481

Abimex, LLC.                                                            Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481

ABIcan, Ltd.                                                              Canada
      1 Laird Road
Toronto, Canada M4G 3S8

Janus Flooring Corporation                                                Canada
      1 Laird Road
Toronto, Canada M4G   3S8

K&M Legendary Services, Inc.                                            Delaware
      425 Dexter Street
Providence, Rhode Island 02907